UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2016
BABCOCK & WILCOX ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-36876	47-2783641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13024 BALLANTYNE CORPORATE PLACE SUITE 700 CHARLOTTE, NORTH CAROLINA	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(704) 625-4900

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

_______________________________________________________

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 6, 2016, at the Annual Meeting of the Stockholders (the “Annual Meeting”) of Babcock & Wilcox Enterprises, Inc. (the “Company”), the stockholders of the Company, upon the recommendation of the Company’s Board of Directors (the “Board”), approved the Babcock & Wilcox Enterprises, Inc. Amended and Restated 2015 Long-Term Incentive Plan (the “Amended 2015 LTIP”). The Amended 2015 LTIP became effective upon such stockholder approval.
The Amended 2015 LTIP amends and restates in its entirety the Babcock & Wilcox Enterprises, Inc. 2015 Long-Term Incentive Plan. The Amended 2015 LTIP, among other matters, increases the number of shares available for awards by 2,500,000 shares to a total of 8,300,000 shares. In addition, the Amended 2015 LTIP increases annual limits on the number of shares that may be subject to certain awards during any calendar year to an individual participant. The Amended 2015 LTIP provides for a maximum number of shares of common stock (1,200,000) that may be subject to certain share-settled “other awards” that are intended to qualify as “qualified performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and provides that no non-employee director will be granted, in any period of one calendar year, awards under the Amended 2015 LTIP having an aggregate maximum value in excess of $500,000. The Amended 2015 LTIP also provides that any award agreement may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Compensation Committee of the Board from time to time. The Amended 2015 LTIP will expire by its terms on May 6, 2026.
The Amended 2015 LTIP includes a list of performance measures upon which the Compensation Committee of the Board must condition a grant or vesting of an award that is intended to be “qualified performance-based compensation” for purposes of Section 162(m) of the Code, which measures are as follows (including relative or growth achievement regarding such measures): cash flow (including operating cash flow and free cash flow); cash flow return on capital; cash flow return on assets; cash flow return on equity; net income; return on capital; return on invested capital; return on assets; return on equity; share price; earnings per share (basic or diluted); earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; total and relative shareholder return; operating income; return on net assets; gross or operating margins; safety; and economic value added, which means net operating profit after tax minus the product of capital and the cost of capital.
The description of the Amended 2015 LTIP is qualified in its entirety by reference to the full text of the Amended 2015 LTIP, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
The Company held its 2016 Annual Meeting of Stockholders on May 6, 2016. The final voting results for the proposals submitted for a vote of stockholders at the Annual Meeting are set forth below.
Proposal 1:
The stockholders elected Cynthia S. Dubin and Brian K. Ferraioli as Class I directors of the Company, to serve until the 2019 Annual Meeting of the Stockholders. The voting results were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Cynthia S. Dubin	41,198,311	5,280,361	1,973,501
Brian K. Ferraioli	40,669,558	5,809,114	1,973,501
Proposal 2:
The stockholders approved the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016. The voting results were as follows:

Votes For	Votes Against	Abstain
48,209,615	64,849	177,709

Proposal 3:
The stockholders approved, on a non-binding basis, the compensation of the Company’s named executive officers. The voting results were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
34,198,771	11,758,020	521,881	1,973,501
Proposal 4:
The stockholders approved, on a non-binding basis, of the frequency of future advisory votes to approve named executive officer compensation. The voting results were as follows:

1 year	2 years	3 years	Abstain	Broker Non-Votes
43,249,075	114,703	2,876,850	238,044	1,973,501
After considering the results of the stockholder advisory vote, the Company has determined that the frequency for which the Company should include an advisory vote regarding the compensation of its named executive officers in its future proxy statements for stockholder consideration shall be every year, until the next required vote on the frequency of such an advisory vote or the Board otherwise determines that a different frequency for such advisory vote is in the best interest of the Company and its stockholders.
Proposal 5:
The stockholders approved the Amended and Restated 2015 Long-Term Incentive Plan. The voting results were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
38,909,187	7,369,981	199,504	1,973,501
Proposal 6:
The stockholders approved the material terms for qualified performance-based compensation for Internal Revenue Code Section 162(m) purposes under the Babcock & Wilcox Enterprises, Inc. Executive Incentive Compensation Plan. The voting results were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
45,364,157	889,737	224,778	1,973,501

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

10.1	Babcock & Wilcox Enterprises, Inc. Amended and Restated 2015 Long-Term Incentive Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BABCOCK & WILCOX ENTERPRISES, INC.
By:	/s/ J. André Hall
J. André Hall Senior Vice President, General Counsel and Corporate Secretary
May 6, 2016

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EXHIBIT INDEX

10.1	Babcock & Wilcox Enterprises, Inc. Amended and Restated 2015 Long-Term Incentive Plan

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